                                                                EXHIBIT 11.1

    U.S. OFFICE PRODUCTS COMPANY STATEMENT REGARDING COMPUTATION OF NET
                             INCOME PER SHARE
                (In thousands, except per share amounts)

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
                                                                   THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                ------------------------  ------------------------
                                                                JANUARY 24,  JANUARY 25,  JANUARY 24,  JANUARY 25,
                                                                   1998         1997         1998         1997
                                                                -----------  -----------  -----------  -----------
Basic earnings per share:
Income from continuing operations before extraordinary item...   $  15,431    $   8,767    $  37,236    $  25,393
Income from discontinued operations, net of income taxes......       3,085        1,997       25,464       20,411
Extraordinary item--loss on early termination of credit
  facility....................................................                                                612
                                                                -----------  -----------  -----------  -----------
Net income....................................................   $  18,516    $  10,764    $  62,700    $  45,192
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Weighted average shares outstanding...........................     127,626       89,565      114,758       85,978
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Basic income per share:
Income from continuing operations before extraordinary item...   $    0.12    $    0.10    $    0.32    $    0.30
Income from discontinued operations, net of income taxes......        0.03         0.02         0.23         0.24
Extraordinary item............................................                                              (0.01)
                                                                -----------  -----------  -----------  -----------
Net income....................................................   $    0.15    $    0.12    $    0.55    $    0.53
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

Diluted earnings per share:
Income from continuing operations before extraordinary item...   $  15,431    $   8,767    $  37,236    $  25,393
Income from discontinued operations, net of income taxes......       3,085        1,997       25,464       20,411
Extraordinary item--loss on early termination of credit
  facility....................................................                                                612
                                                                -----------  -----------  -----------  -----------
Net income....................................................   $  18,516    $  10,764    $  62,700    $  45,192
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Weighted average shares outstanding...........................     127,626       89,565      114,758       85,978
Common stock equivalents from stock options...................       2,512        1,821        2,427        1,846
                                                                -----------  -----------  -----------  -----------
Total weighted average shares outstanding.....................     130,138       91,386      117,185       87,824
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
Diluted income per share:
Income from continuing operations before extraordinary item...   $     .12    $     .10    $     .32    $     .29
Income from discontinued operations, net of income taxes......         .02          .02          .22          .23
Extraordinary item............................................                                               (.01)
                                                                -----------  -----------  -----------  -----------
Net income....................................................   $     .14    $     .12    $     .54    $     .51
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
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